Exhibit 10.11

July 11th 2023

Carbon Conversion Group

130 White Cloud Trail

Murfreesboro, TN 37127

Attn: Robert Doherty

RE: Consulting/Advisory Agreement between Eden Capital LLC. And Carbon Conversion Group

Dear Mr. Doherty,

This letter shall hereby serve as a Consulting/Advisory Agreement and confirms services to be provided to Carbon Conversion Group . or any designee thereof, (Carbon Conversion Group or “Company”) by Eden Capital LLC. (“Eden Capital LLC” or “Consultant”), or any designee thereof. The points below briefly itemize any fees that may be incurred by Carbon Conversion Group . as well as defining the role of Carbon Conversion Group and Eden Capital LLC. at this time. This letter may be modified or amended from time to time to highlight additional items that may be pertinent. As specific roles and/or scope of work advance a more detailed and definitive agreement may be created.

Services:

During the Term and any renewal thereof, Consultant shall: (a) provide the Company with corporate consulting services on a best efforts basis in connection with mergers and acquisitions, corporate finance, corporate finance relations, introductions to other financial relations companies and other financial services; (b) use its best efforts to locate and identify to the Company private and/or public companies for potential merger with or acquisition by the Company; and (c) use its best efforts to introduce the Company to various securities dealers, investment advisors, analysts, funding sources and other members of the financial community with whom it has established relationships, and generally assist the Company in its efforts to enhance its visibility in the financial community (collectively, the “Services”). It is acknowledged and agreed by the Company that Consultant carries no professional licenses and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or brokerage/dealer within the meaning of the applicable state and federal securities laws. The Services of a Consultant shall not be exclusive, nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Company or its projects.

Term:

The term of this Agreement shall, except as otherwise provided herein, be for 1 Year from the date of the Agreement and reinitiated on a 1 Year basis unless cancelled or modified in writing by either Company or Consultant or for as long as the Company is in communication with and/or doing business with any party introduced by Consultant.

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Consulting Fee:

Carbon Conversion Group shall pay Eden Capital LLC. a $5,000 per month consulting fee. This fee shall be paid by bank wire to Eden Capital LLC. at the time of signing of this agreement for the period of 1 year on the first of every month. If the first should fall on a weekend the fee will be paid the next banking business day.

**(Note) Eden Capital LLC. understands at this time Carbon Conversion Group is seeking funds. After the first payment (Five Thousand USD) is made the next payment shall take place when and if Carbon Conversion Group receives funds from any investor.

Anthony Vaz would also like a board seat on the Advisory Board. To be discussed at a later date.

Anthony Vaz and Eden Capital Investment Group (Not Eden Capital LLC) also requires the company within the next 30 days to release via PR news wire a news release that has to be approved by both parties before release the following:

“That Anthony Vaz of Eden Capital Investment Group has Joined Carbon Conversion Group at Whatever Capacity Both Parties Agree Upon”

Eden Capital LLC shall receive 100,000 shares of common shares. These shares shall be included in the S1. Carbon Conversion Group agrees to pay for and produce any legal opinion. for stock received from the Carbon Conversion Group’s SEC counsel upon Eden Capital LLC. request.

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Representations and Warranties of the Consultant:

In order to induce the Company to enter into this Agreement, the Consultant hereby makes the following unconditional representations and warranties:

In connection with its execution of and performance under this Agreement, the Consultant has not taken and will not take any action that will cause it to become required to make any filings with or to register in any capacity with the Securities and Exchange Commission (the “SEC”), the FINRA, the securities commissioner or department of any state, or any other regulatory or governmental body or agency. Neither the Consultant nor any of its principals is subject to any sanction or restriction imposed by the SEC, the FINRA, any state securities commission or department, or any other regulatory or governmental body or agency, which would prohibit, limit or curtail the Consultant’s execution of this Agreement or the performance of its obligation hereunder.

The Consultant’s purchase of shares pursuant to this Agreement is an investment made for its own account. The Consultant is permitted to provide consulting services to any corporation or entity engaged in a business identical or similar to the Company’s.

Duties of the Company:

The Company will supply Consultant, on a regular basis and timely basis, with all approved data and information about the Company, its management, its products, and its operations as reasonably requested by Consultant and which the Company can obtain with reasonable effort; and Company shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to Consultant so that the Consultant may take corrective action.

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Compliance with Securities Laws:

The Parties acknowledge and agree that the Company is subject to the requirements of the 1934 Act, and that the 1933 Act, the 1934 Act, the rules and regulations promulgated thereunder and the various state securities laws (collectively, “Securities Laws”) impose significant burdens and limitations on the dissemination of certain information about the Company by the Company and by persons acting for or on behalf of the Company. Each of the Parties agrees to comply with all applicable Securities Laws in carrying out its obligations under the Agreement; and without limiting the generality of the foregoing, the Company hereby agrees (i) all information about the Company provided to the Consultant by the Company, which the Company expressly agrees may be disseminated to the public by the Consultant in providing any public relations or other services pursuant to the Agreement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, (ii) the Company shall promptly notify the Consultant if it becomes aware that it has publicly made any untrue statement of a material fact regarding the Company or has omitted to state any material fact necessary to make the public statements made by the Company, in light of the circumstances in which they were made, not misleading, and (iii) the Company shall promptly notify the Consultant of any “quiet period” or “blackout period” or other similar period during which public statements by or on behalf of the Company are restricted by any Securities Law. Each Party (an “indemnifying party”) hereby agrees, to the full extent permitted by applicable law, to indemnify and hold harmless the other Party (the “indemnified party”) for any damages caused to the indemnified party by the indemnifying party’s breach or violation of any Securities Law, except to the extent that the indemnifying party’s breach or violation of a Securities Law is caused by the indemnified party’s breach or violation of the Agreement, or any Securities Law.

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Confidentiality and Non Circumvention:

Both parties agree to hold any and all information exchanged or discovered with respect to the parties or the proposed transaction in confidence and not to disclose the same to any third party or to use any such information for any purpose other than the transaction proposed herein without approval by both parties.

Both Parties or any representative and/or affiliated party thereof will not at any time hereinafter attempt in any way to circumvent, bypass or obviate each other by making or suggesting to third parties to make direct or indirect contact with each other’s connections or sources, or through them, to their principles, without written permission by either party, with respect to any company and/or financial transaction referred by either party under this agreement.

Neither will either party or any representative and/or affiliated party thereof disclose sources, entities, business corporations, individuals or make introduction or provide any information concerning business transaction without having received prior written permission. Said identities and information shall not be disclosed to any employee or consultant unless they agree to be bound by the terms of this agreement. The spirit of mutual trust and confidence shall be the underlying principle of this undertaking and the parties agree to adhere thereto.

Indemnification:

The Company acknowledges that the Consultant relies on information provided by the Company in connection with the provisions of Services hereunder and represents that said information does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, and agrees to hold harmless and indemnify the Consultant for claims against the Consultant as a result of any breach of such representation and for any claims relating to the purchase and/or sale of the Company’s securities occurring out of or in connection with the Consultant.

The Consultant shall indemnify and hold harmless the Company and its principals from and against any and all liabilities and damages arising out of any the Consultant’s gross negligence or intentional breach of its representations, warranties or agreements made hereun

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Applicable Law:

This agreement shall be governed, construed and enforced in the accordance with the laws of New Jersey. Any dispute relative to this agreement shall be venued in New Jersey and the jurisdiction shall be New Jersey

If the foregoing meets with your approval, please sign two copies of this letter and return one to the undersigned.

Very truly yours,

Eden Capital LLC

By:
Anthony Vaz, Managing Member
(347) 266-3473
Anthony@edencapllc.com

ACCEPTED AND AGREED TO

this 11th day of July 2023

Carbon Conversion Group

By:
Robert Doherty
bdoherty@carbonconversiongroup.com
(714) 469-9548

Wire Instructions:

Beneficiary Bank:

Beneficiary Bank Address:	975 Hooper Ave
Toms River, NJ 08753

Beneficiary Bank SWIFT:	OSNSUS33

Beneficiary Bank ABA:	# 231270353

Final Credit To Customer Name:	Eden Capital LLC.

Final Credit Address:	264 Hancock Ave
Seaside Heights, NJ 08751

Final Credit Account #